SECURITIES AND EXCHANGE COMMISSION

              Washington, D.C. 20549


                     FORM 8-K
                  CURRENT REPORT

      Pursuant to Section 13 or 15(d) of the
          Securities Exchange Act of 1934



 Date of Report (Date of earliest event reported):
                   January 15, 1998


              Avalon Properties, Inc.
(Exact name of Registrant as specified in its charter)




         Maryland               1-12452           06-1379111
(State or other jurisdiction (Commission File    (I.R.S. Employer
     of incorporation)           Number)        Identification No.)



     15 River Road, Wilton, Connecticut 06897
(Address of principal executive offices and zip code)



Registrant's telephone number, including area code:
                   203-761-6500

ITEM 5.  OTHER EVENTS

     Avalon Properties, Inc. (the "Company") announced today that it is negotiating with The Prudential Insurance Company of America to purchase the residential component of the Prudential
Center in Boston, Massachusetts. This asset contains approximately 779 apartment homes and related underground parking. Negotiations are in a preliminary state, and there can be no assurance that these negotiations will be successful.

     The Company also announced that it is pursuing negotiations for investment opportunities in certain high barriers-to-entry markets on the West Coast. Such investments could take the form of a forward purchase agreement related to to-be-developed luxury apartment communities upon completion of the communities. The funding of such committment would commence in the fourth quarter of 1999 and continue through the year 2000.
If all of such negotiations are successful, the total committment could be for up to 20% of the Company's real estate assets as of December 31, 1997. The Company can provide no assurance that all or any of these negotiations will be successful.

                    SIGNATURES

     Pursuant to the requirements of the Securities
Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: January 15, 1998            AVALON PROPERTIES, INC.



                                 /s/    Thomas J. Sargeant
                                 -------------------------
                                 By: Thomas J. Sargeant
                                 Chief Financial Officer
                                 and Treasurer